Exhibit 32.1

Certification by Chief Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Whole Foods Market, Inc. (the “Company”) on Form 10-Q for the period ending January 20, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John P. Mackey, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)                      The Report fully complies with the requirements of section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

(2)                      The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ John P. Mackey
John P. Mackey
Chief Executive Officer
February 29, 2008